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EXHIBIT 10.29

SERVICING AGREEMENT

by and among

BANCORP FINANCIAL SERVICES, INC.,

as the Servicer,

and
EPI LEASING COMPANY, INC.

a subsidiary of FEATHER RIVER STATE BANK

as the Originator

Dated as of May 26, 2000

Small Ticket Commercial Equipment Lease Contracts

    This SERVICING AGREEMENT, dated as of May 26, 2000 (this "Agreement") is made by and among BanCorp Financial Services, Inc., a California corporation ("BanCorp") as servicer (the "Servicer") and EPI Leasing Company, a California corporate subsidiary of Feather River State Bank, a California state banking institution ("EPI"), as the originator (the "Originator") and shall remain in full force and effect through the close of business May 31, 2005 unless terminated earlier as provided for within this Agreement, however, Originator may, in Originator's sole discretion, with thirty (30) days advance written notice to Servicer, extend the terms of this Agreement to the close of business November 30, 2005 provided neither party is in default of any of the terms and conditions contained herein.

WITNESSETH:

    WHEREAS, it is contemplated that the Servicer will service the Leases pursuant to this Agreement for the benefit of the Originator; and

    WHEREAS, each of the Servicer and the Originator agrees that all of their respective representations, warranties, covenants and agreements made by them herein are true and correct to the best of their knowledge;

    NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

DEFINITIONS

    Section 1.01  General Interpretive Principles.

    For purposes of this Agreement except as otherwise expressly provided or unless the context otherwise requires:

    (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

    (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as in effect on the date hereof;

    (c) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

    (d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

    (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

    (f)  the term "include" or "including" shall mean without limitation by reason of enumeration.

    (g) the term "local bank account" shall mean the account maintained by the Servicer in the name and under the sole control of the Servicer at a federally insured commercial bank selected by the Servicer in the Servicer's sole discretion for the benefit of the Originator utilized for the deposit of Lease Payments, recoveries from Non-Performing Leases, late charges, casualty payments and other such funds as may be received from the Lease Contracts serviced under the terms of this Agreeement and into which collections from other transactions will not be deposited.

    (h) the term "collection account" shall mean the account maintained by the Originator for deposit of amounts transferred from the Local Bank Account by the Servicer.

    (i)  the term "non-performing lease" shall mean any material breach of the lease which includes, but is not limited to, non-payment default of sixty (60) days.

    (j)  the term "servicing transfer date" shall mean 12:01 A.M. July 1, 2000.

    (h) the term "P.O. Box" shall mean the post office box maintained by the Servicer exclusively to receive payments on the leases serviced under this Agreement.

ARTICLE 2

REPRESENTATIONS, WARRANTIES AND COVENANTS

    Section 2.01  Representations, Warranties and Covenants of the Servicer.  The Servicer hereby makes the following representations, warranties and covenants to the Originator on which the Originator is relying in accepting the Agreement. Such representations, warranties and covenants are made as of this Agreement's Date.

    (a) The Servicer represents and warrants as to itself:

      (i)  Organization and Good Standing.  The Servicer is a corporation duly organized, validly existing in good standing under the laws of the State of California, has the power to own its assets and to transact the business in which it is presently engaged, and had at all relevant times and now has the power, authority and legal right to service the Leases and perform its obligations hereunder.

      (ii)  Due Qualification.  The Servicer is duly qualified to do business as a foreign corporation and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions where the failure to be so qualified and in good standing or obtain such licenses or approvals would have a material adverse effect on the Servicer's business and operations or the servicing of the Leases as required by this Agreement.

      (iii)  Authorization.  The Servicer has the power, authority and legal right to execute, deliver and perform this Agreement and the execution, delivery and performance of this Agreement has been duly authorized by the Servicer by all necessary corporate action.

      (iv)  Binding Obligation.  This constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally.

      (v)  No Violation.  The consummation by the Servicer of the transactions contemplated by this and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the articles of incorporation or by-laws of the Servicer, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or violate any law or, to the best of the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or of any Governmental Authority having jurisdiction over the Servicer or any of its properties.

      (vi)  No Proceedings.  There are no Proceedings or investigations to which the Servicer, or any of the Servicer's Affiliates, is a party pending or, to the best of the Servicer's knowledge, threatened before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of this (B) seeking to prevent the consummation of any of the transactions contemplated by this or (C) seeking any determination or ruling that is reasonably likely to materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement.

      (vii)  Approvals.  All approvals, authorizations, consents, orders or other actions of any Person or court required on the part of the Servicer in connection with the execution and delivery of this Agreement have been or will be taken or obtained on or prior to the Agreement Date.

      (viii)  Servicer Event of Default.  No Servicer Event of Default has occurred and no condition exists which would constitute an Servicer Event of Default.

    (b) The Servicer additionally covenants as follows:

      (i)  Lease Management System.  The Servicer will, at its own cost and expense, (A) retain a lease management system, or an alternative system of equal capability, used by the Servicer as a master record of the Leases and (B) mark the lease management system to the effect that the Leases listed therein and serviced herein are owned by the Originator exclusively.

      (ii)  Compliance with Law.  The Servicer will comply with all material acts, rules, regulations, orders, decrees and directions of any Governmental Authority applicable to the Leases and the Equipment or any part thereof; provided, however, that the Servicer may contest any act, regulation, order, decree or direction in any reasonable manner which shall not materially and adversely affect the rights of the Originator in the Leases and the Equipment; and provided, further, that such contests shall be in good faith but only so long as such proceedings shall not individually or in the aggregate subject the Originator to any civil or criminal liability.

      (iii)  Preservation of Security Interest.  The Servicer shall execute and file such continuation statements and any other documents reasonably requested by the Originator or which may be required by law (in any case, with respect to the Equipment, subject to the Filing Requirements) to fully preserve and protect the interest of the Originator. The Servicer shall be entitled to reimbursement from the Originator of any reasonable and customary funds advanced on Originator's behalf in performing services under this Section 2.01 b (iii).

      (iv)  Obligations with Respect to Leases.  The Servicer will use commercially reasonable efforts to duly fulfill, and comply with, all obligations on the part of the "lessor" to be fulfilled under or in connection with each Lease and each Lease Contract, and the Servicer will do nothing to impair the rights of the Originator in the Leases, the Lease Contracts and the Equipment.

      (v)  Notification.  The Servicer agrees to notify the Originator as soon as practicable, but in no event later than three (3) Business Days after the earlier of the Servicer's discovery or its receipt of notice thereof, of a material breach of any representation or warranty contained herein, or the failure of the Servicer to perform its duties hereunder in any material respect.

      (vi)  Lien in Force.  The Servicer shall not release or assign any Lien in favor of the Originator on any item of Equipment related to any Lease in whole or in part, except in accordance with its Servicing Standard as defined in section 3.01 herein or as otherwise provided elsewhere herein without permission of the Originator.

      (vii)  Fulfill Obligations.  The Servicer will in all material respects duly fulfill all obligations on the Servicer's part to be fulfilled under or in connection with the Leases. The Servicer will not amend, rescind, cancel or modify any Lease or term or provision thereof, except in accordance with the Servicing Standard as defined in section 3.01 herein or as contemplated elsewhere herein without permission of the Originator.

      (viii)  Preservation of the Equipment.  As more specifically set forth in this Agreement, in performing its servicing duties hereunder, the Servicer shall, in accordance with the Servicing Standard, collect all payments required to be made by the Lessees under the Leases, enforce all material rights of the Originator under the Leases and defend the Equipment against all Persons, claims and demands whatsoever. The Servicer shall not assign, sell, pledge, or exchange, or in any way encumber or otherwise dispose of the Equipment, except as permitted under this Agreement and only with permission of the Originator.

      (ix)  Notice of Servicing Event of Default; Other Requested Information.  The Servicer shall deliver to the Originator:

    (1)  Notice of Servicer Event of Default.  In accordance with the provisions of section 5.01 herein, immediately upon becoming aware of the existence of any condition or event which constitutes a Servicer Event of Default or an Event of Default, or any event which, with the lapse of time and/or the giving of notice, would constitute a Servicer Event of Default or an Event of Default and which, in each case, has not been waived in writing by the Originator, a written notice describing its nature and period of existence and, in the case of a Servicer Event of Default, the action the Servicer is taking or proposes to take with respect thereto; and

    (2)  Delivery of Lease Contracts.  In accordance with the provisions of section 5.03 herein, upon a Servicer Event of Default, the Servicer shall promptly deliver to the Originator any Lease Files, or portion thereof, as applicable, that may have been delivered to the Servicer pursuant to the terms of this Agreement.

      (x)  Prepayments.  The Servicer may accept Prepayment in part or in full; provided, that (1) in the event of Prepayment in full, the Servicer may consent without permission of Originator to such Prepayment only if an amount not less than the full principal balance plus one-half (1/2) of the then remaining unearned income of the Lease and any and all fees or other charges due under the terms of the Lease is deposited in the Collection Account and (2) in the event of a partial Prepayment, the Servicer may consent to such partial Prepayment only if following such partial Prepayment there are no delinquent amounts then due from the Lessee.

      (xi)  No Ownership Interest.  The Servicer does not have any ownership interest in the Leases and will not assert any ownership interest in the Leases.

      (xii)  Collection Policies and Procedures.  The Servicer shall not materially amend, modify or otherwise change its Collection Policies and Procedures as in effect on the date hereof and attached to this Agreement as "Exhibit B" in any manner without prior notice to, and without the prior consent of the Originator if such amendment, modification or change would be reasonably likely to materially and adversely affect the collectability or the credit quality of the Leases.

ARTICLE 3

ADMINISTRATION AND SERVICING OF LEASES

    Section 3.01  Acceptance of Appointment; Duties of Servicer.  (a)  The Servicer shall service, administer and enforce the Leases as Servicer and shall have full power and authority to do any and all things in connection with such servicing and administration which it may deem necessary or desirable; provided, that such things are not inconsistent with the terms of this Agreement. The Servicer will manage, service, administer, and make collections on the Leases in accordance with the terms of this Agreement, the Leases, the Lease Contracts, the Collection Policies and Procedures and applicable law and, to the extent consistent with such terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers leases of similar credit quality for itself or others, but in any event, with no less care, skill, prudence and diligence than the customary and usual standards of practice of prudent institutional small and middle ticket equipment finance lease servicers and, in each case, taking into account its other obligations hereunder (the "Servicing Standard"). Notwithstanding the prior sentence, the Servicer shall, not later than five (5) Business Days after the Servicing Transfer Date direct each Lessee to make all payments with respect to the respective Leases which are due directly to the P.O. Box. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Lessees on the Leases, investigating delinquencies, accounting for collections and furnishing monthly statements as listed in Exhibit "A" attached hereto and provided herein and using commercially reasonable efforts to maintain the first priority perfected security interest of the Originator for the benefit of the Originator in the Leases and, in accordance with the Filing Requirements, in the related Equipment, including, but not limited to, the filing of any financing or continuation statements required to be filed pursuant to the UCC, which continuation statements shall be filed on or before the 60th day prior to the expiration date of such financing statement. The Servicer shall follow its customary standards, policies, and procedures as set forth in its Collection Policies and Procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration, and collection that it may deem necessary or desirable, subject to Section 2.02(b)(xi). The Servicer may waive, modify or vary any term of a Lease in accordance with the Servicing Standard or otherwise as required by law if the Servicer determines, in its reasonable and prudent judgment, that it will not materially and adversely affect the Originator. In no event shall the Servicer make a Material Modification to any Lease which would result in (i) the Discounted Present Value of such modified Lease being less than the Discounted Present Value of such Lease immediately prior to such modification or (ii) the term of such Lease being extended beyond May 31, 2005 unless approved by Originator. If the Servicer, with the preapproval of the Originator, commences a legal proceeding to enforce a Non-Performing Lease or participates in a legal proceeding (including, without limitation, a bankruptcy proceeding relating to or involving a Lease or a Non-Performing Lease), the Originator shall thereupon be deemed to have automatically assigned such Lease to the Servicer for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Originator, pursuant to this Section 3.01, to execute and deliver, on behalf of the Originator, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceedings. The Originator shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer as applicable, to carry out its servicing and administrative duties under this Agreement. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Lease on the ground that it shall not be a real party in interest or a holder entitled to enforce the Lease, the Originator may, at the Originator's expense and direction, take steps to enforce the Lease, including bringing suit in its own name. Any and all expenses, costs, charges, or fees (including legal and attorney's costs and fees) advanced by Servicer in performing its obligations under this Section 3.01 (a) shall be reimbursed by the Originator only if such fees were preapproved by the Originator.

    (b)  Consent to Assignment or Replacement.  At the request of a Lessee, the Servicer may in its sole discretion consent to the assignment or sublease of a unit of the Equipment under a Lease provided that the Lessee will remain liable for all of its obligations under such Lease; provided, however, that such assignee or sub-lessee must satisfy the credit criteria set forth by the Originator. Upon the request of any Lessee, the Servicer may, in its sole discretion, provide for additions and upgrades to a Lease, and the substitution or replacement of any unit of Equipment for a substantially similar unit of additional equipment having substantially the same fair market value as the unit of Equipment that will be replaced or substituted.

    (c)  Maintenance of Credit Files and Lease Files.  The Servicer (i) shall maintain the Credit Files in a manner consistent with the Servicing Standard and the performance of its obligations as Servicer pursuant to this Agreement and will not dispose of any documents constituting the Lease Files in any manner which is inconsistent with the performance of its obligations as the Servicer pursuant to this Agreement, (ii) will not permit any person other than the Originator to maintain any Adverse Claim upon any Lease and (iii) will not permit any person other than the Servicer as Custodian to maintain possession of any Lease.

    (c) The Servicer agrees to act as Custodian for the Originator with respect to the Lease Files of any Leases. Upon receipt of a list of Leases (the "List") the Servicer, in its capacity as Custodian, shall acknowledge receipt of the applicable Lease Files with respect to each and every Lease listed on the applicable List, and hereby agrees and confirms that it shall be holding such Lease Files exclusively and solely as Custodian and bailee for the benefit of the Originator, and not in its individual capacity or for its own benefit. Such Lease Files shall be maintained by the Custodian in separate cabinets that do not contain any other documents of or relating to the Servicer and that clearly identifies that such Lease Files are being held in its capacity as Custodian. The Custodian agrees to take instructions with respect to such Lease Files solely from the Originator and not to act for its own benefit as a creditor of the Originator with respect to such Lease Files. The Custodian shall not at any time exercise or seek to enforce any claim, right or remedy, including any statutory or common law rights of setoff, if any, that the Custodian may otherwise have against all or any part of the Lease Files or any proceeds thereof.

       (i) At any time, upon the request of the Originator and at the expense of the Servicer, the Custodian hereby agrees to itemize the documents that it is holding as custodian for the Originator.

      (ii) Upon reasonable notice to the Custodian, the Originator and each of its agents, accountants, attorneys and auditors will be permitted during normal business hours to examine the Lease Files at the offices of the Custodian. The Originator will promptly reimburse the Custodian as applicable, for any reasonable out-of-pocket expenses incurred by the Custodian or Servicer in connection with any such examination.

      (iii) At its own expense, the Servicer as Custodian will maintain and keep in full force and effect such fidelity bonds and/or insurance policies (including, without limitation, errors and omissions policies) in amounts, with standard coverage and subject to deductibles, all as are customarily maintained in the leasing industry (which may include self insurance to the extent customary in the industry and consistent with safe and sound practices).

    (e)  Custody of Lease Files.  (a)  Upon receipt of a written request and receipt provided by the Originator the Custodian will release to the Originator the related Lease File or the documents from a Lease file set forth in such Request for Release. The Servicer shall promptly report to the Originator the loss by it of all or part of any Lease File previously provided to it by the Originator and shall promptly take appropriate action to remedy any such loss. In such custodial capacity, the Servicer shall have and perform the following powers and duties:

       (i) hold the Leases and Lease Files that it may from time to time receive hereunder from the Originator, maintain accurate records pertaining to each Lease (including any title documentation) to enable it to comply with the terms and conditions of this Agreement, and maintain a current inventory thereof;

      (ii) implement policies and procedures in accordance with the Servicer's normal business practices with respect to the handling and custody of such Lease Files so that the integrity and physical possession of such Lease Files will be maintained and the requirements of this Agreement fulfilled;

      (iii) take all other actions in connection with maintaining custody of such Lease Files on behalf of the Originator as may be reasonably requested;

      (iv) Acting as Custodian of such Lease Files pursuant to this section, the Servicer agrees that it does not and will not have or assert any beneficial ownership interest in the Leases or the Lease Files.

      (v) The Servicer agrees to maintain any Lease Files that it may from time to time receive from the Originator at its office located in Sacramento, California, or at such other offices of the Servicer as shall from time to time be identified by prior written notice to the Originator. Subject to the foregoing, the Servicer may temporarily move individual Lease Files or any portion of an individual Lease File without notice as necessary to conduct the collection and other servicing activities provided that the Servicer shall not move any such Lease File (or any part thereof) for more than 30 days without obtaining the consent of the Originator.

      (vi) Upon payment in full of all outstanding amounts due Originator under a Lease and upon proper release, recoveyance and transfer of the equipment title, or in the event of a defaulted lease, upon final termination of the Lease and its associated loss recoveries, if any, the Servicer shall return to the Originator within thirty (30) days the entire Lease File associated with such Lease maintained by it in its capacity as Custodian.

    (f)  Notice to Lessees.  The Servicer shall be required to notify each Lessee in accordance with Section 3.01 (a) hereof to make its payments to the P.O. Box.

    Section 3.02  Collection of Payments.  (a)  The Servicer shall use commercially reasonable efforts to collect all payments called for under the terms and provisions of the Leases as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable equipment leases that it services for itself or others in a manner consistent with the Servicing Standard.

    (b) To the extent provided for in any Lease, the Servicer shall make commercially reasonable efforts to collect all payments with respect to amounts due for maintenance, taxes or assessments on the Equipment or the Leases and shall remit such amounts to the appropriate maintenance provider or Governmental Authority on or prior to the date such payments are due.

    (c) The Servicer will direct all Lessees to make all Lease Payments directly to the Post-Office Box.

    (d) On each Business Day, the Servicer will cause to be collected from the Post Office Box, amounts representing payments sent by Lessees and deposit such amounts into the Local Bank Account. The Servicer shall withdraw from the Local Bank Account all excluded amounts, as defined in sections 3.02(e)(1),(2) and 3.02(g) herein only as it relates to taxes due to any governmental authority, and will cause all remaining amounts that have been collected and deposited in the Local Bank Account through 4:00 p.m. (Pacific time) on the immediately preceding Business Day to be deposited into the Collection Account by 12:00 noon (Pacific time) on each Business Day; provided, however, that if such amounts are less than $1,000, no deposit need be made to the Collection Account until the total transfer will equal or exceed $1,000. The Servicer shall notify the Originator in writing of all amounts transferred into the Collection Account on a monthly basis.

    (e) Based upon the amounts set forth in the Monthly Statement, the Servicer shall cause accounting for and distribution of the Available Funds in the Local Bank Account according to the following priority: (1) the Servicing Fee to the Servicer as calculated in Section 3.05 herein, (2) Servicer advances, if any, made on behalf of Originator for expenses, fees, or costs permitted in this Agreement, (3) Payments on Leases serviced under this Agreement and applied as provided for in section 3.02(g) herein, (4) any other remaining amounts.

    (f)  In the event that the Servicer acquires title to any item of Equipment in the enforcement of any Lease, the Servicer shall use commercially reasonable efforts to sell or otherwise dispose promptly of such item of Equipment, consistent with the Servicing Standard and with preapproval of the Originator. The Servicer shall not lease, operate or otherwise manage any such items of Equipment unless prior thereto, the Servicer remits to the Collection Account the related Purchase Amount with respect to such Lease.

    (g) Any payments (net of excluded emounts except taxes) received from, or on behalf of, a Lessee with respect to a Lease will be allocated first to any sales or use taxes due or payable to any taxing authority, second to any scheduled Lease Payments due on the related Lease (allocating such payments in the order that scheduled Lease Payments become due), and third to all other amounts then payable under the Lease.

    Section 3.03  Realization Upon Non-Performing Leases.  (a)  The Servicer shall use commercially reasonable efforts, consistent with the Servicing Standard and with the preapproval of the Originator, to accelerate, repossess, or otherwise comparably convert the ownership of any Equipment that it has reasonably determined should be repossessed or otherwise converted following a default under the Lease, remarket, either through sale or release, the Equipment upon the expiration of the term of the related Lease and act as sales and processing agent for Equipment which it repossesses. The Servicer shall follow such practices and procedures as are consistent with the Servicing Standard and as it shall deem necessary or advisable and as shall be customary and usual in its servicing of equipment leases and other actions by the Servicer in order to realize upon such a Lease, which may include commercially reasonable efforts to enforce any recourse obligations of Lessees and repossessing and selling the Equipment at public or private sale. The foregoing is subject to the provision that, in any case in which the Equipment shall have suffered damage, the Servicer shall not be required to expend funds in connection with any repair or towards the repossession of such Equipment unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses and it shall have the prior permission of the Originator and be reimbursed for all expended funds by the Originator.

    (b) Notwithstanding the foregoing, the Servicer, with the preapproval of the Originator, shall take action to accelerate all amounts due under any Lease immediately after such Lease becomes a Non-Performing Lease and shall, in accordance with its Collection Policies and Procedures, bring an action against the Lessee for all amounts due under the Lease and, to the extent applicable, institute proceedings to repossess and sell or re-lease the Equipment; provided, however, that the Servicer will not accelerate any scheduled Lease Payment unless permitted to do so by the terms of the Lease or under applicable law; and provided, further, that the Servicer shall not declare a Lessee to be in default under a Lease nor exercise any other remedies under such Lease based solely on a default by such Lessee under any other obligation of such Lessee to the Servicer or its Affiliates, if such Lessee is not also in default under such Lease unless it concludes that declaring such default is in the best interest of the Originator or will maximize potential recoveries from such Lessee for the benefit of the Originator. In addition, to the extent that an escrow account has been established by the related Lessee to cover defaults on Leases between such Lessee and the Servicer amounts in such escrow account shall be applied against defaults under each such Lease in the order that such defaults occur with respect to any such lease.

    (c) The Servicer shall remit to the Local Bank Account within two Business Days of receipt all Liquidation Proceeds received in connection with the sale or disposition of a Non-Performing Lease to the extent such Liquidation Proceeds do not constitute Excluded Amounts.

    (d) The Servicer shall remit to the Local Bank Account within two Business Days of receipt all payments made with respect to any guaranties of a Lessee's obligations under any Lease.

    Section 3.04  Maintenance of Insurance Policies.  In connection with its activities as Servicer of the Leases, the Servicer agrees to present claims to the insurer under each insurance policy applicable to any Lease, and to settle, adjust and compromise such claims, in each case, consistent with the terms of each Lease. The Servicer shall remit to the Local Bank Account within two Business Days of receipt all insurance proceeds received by the Servicer with respect to any Lease or Equipment subject thereto.

    Section 3.05  Servicing Compensation; Payment of Certain Expenses by Servicer.  As compensation for its activities, the Servicer shall be entitled to receive the Servicing Fee of eighty basis points (0.80%) annually of the outstanding lease receivable balance of all serviced leases under this Agreement determined on the prior month's ending balances paid on a monthly basis, but in no case shall the monthly amount calculated and due be less than the sum of $1,000.00 and $11.00 per Lease serviced during the preceding month, excepting herefrom Leases which at the inception of this Agreement had no receivable due to Originator other than contractural purchase options. Furthermore, Servicer shall be paid a one-time fee by Originator prior to initiation of services by Servicer as required herein of $500.00 plus $1.00 per Lease for every Lease initially transferred electronically for servicing under this Agreement and $3.50 for every Lease transferred manually. Additionally, Servicer shall be paid a separate fee of $25.00 for every lease termination and/or purchase option exercised when serviced. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including, without limitation, (a) fees and disbursements of the Independent Public Accountants, (b) taxes imposed on the Servicer (but excluding any sales or property taxes imposed on any Lessee, the Originator or any other Person), (c) expenses incurred in connection with distributions and reports to the Originator except any customized or special reports requiring out of pocket cost by Servicer shall be reimbursed by Originator and (d) all other fees and expenses not expressly stated hereunder to be for the account of the Originator excepting therefrom any costs or fees advanced by the Servicer on behalf of the Originator to repossess, move, transport, store, recondition, advertise or sell any equipment under a serviced lease, or institute any collection proceeding including attorney's fees, costs and expenses as agreed to by the Originator in advance which amounts shall be reimbursed to Servicer by Originator.

    Section 3.06  Monthly Statement and Servicing Reports.  Each monthly reporting period shall begin on the twentysixth (26th) of every month and end on the twentyfifth (25th) of each succeeding month ("Reporting Period"). With Respect to each Reporting Period, the Servicer will provide Originator, within five (5) business days of the end of the Reporting Period, a Monthly Statement and Servicing Reports signed by a Servicing Officer in substantially the same form as Exhibit "A" attached hereto.

    Section 3.07  Access to Certain Documentation and Information Regarding the Serviced Estate.  (a)  The Servicer shall provide the Originator and its respective duly authorized representatives, attorneys or accountants access to any and all documentation regarding the Serviced Estate (including the List of Initial Leases, all Lists of Subsequent Leases and all Lists of Substitute Leases) that the Servicer may possess, such access being afforded without charge but only upon reasonable request and during normal business hours, so as not to interfere unreasonably with the Servicer's normal operations or customer or employee relations, at offices of the Servicer designated by the Servicer.

    (b) At all times during the term hereof, the Servicer shall either (i) keep available in physical form at its principal executive office for inspection by the Originator or their respective duly authorized representatives, attorneys or accountants a list of all Leases then serviced, together with a reconciliation of such list to the List of Initial Leases, all Lists of Subsequent Leases and all Lists of Substitute Leases and each of the Monthly Statements, indicating the cumulative removals and additions of Leases or, (ii) maintain electronic facilities which allow such list and reconciliation to be generated.

    (c) The Servicer will maintain accounts and records as to each respective Lease serviced by the Servicer that are accurate and sufficiently detailed to permit (i) the reader thereof to know as of the most recent Reporting Period the status of such Lease, including payments and recoveries made and payments owing (and the nature of each), and (ii) reconciliation between payments or recoveries on (or with respect to) each Lease and the amounts from time to time deposited in the Collection Account in respect of such Lease.

    (d) The Servicer will maintain its lease management system and other computerized records so that the Servicer's accounts and records (including any back-up computer archives) that refer to any Lease indicate clearly that the Lease is part of the Serviced Estate.

    (e) Nothing in this Section 3.07 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Lessees, and the failure of the Servicer to disclose information whose disclosure is not permitted by applicable law shall not constitute a breach of this Section 3.07

    (f)  The Servicer shall use its respective best efforts to maintain in confidence all information which has been described as "confidential" and obtained by them regarding the Lessees and the Leases, whether upon exercise of their respective rights and obligations under this Section 3.07 or otherwise. Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of information obtained by the Servicer from sources other than the Lessees and the Leases (ii) disclosure of any and all information (A) required to be disclosed under any applicable statute, law, rule or regulation, (B) to any Governmental Authority having or claiming authority to regulate or oversee any respects of the Originator's business or that of its Affiliates; (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any Governmental Authority to which the Originator or an Affiliate or an officer, director, employer or shareholder thereof is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated herein approved in advance by the Originator or (E) to any Affiliate, independent or internal auditor, agent, employee or attorney of the Originator having a need to know the same, provided that the Originator advises such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the Originator. No person entitled to receive copies of such reports shall use the information therein for the purpose of soliciting the customers of the Servicer or Originator, or for any other purpose except as set forth in this Agreement.

    Section 3.08  Financial Statements.  The Servicer shall provide to the Originator annual audited financial statements of BanCorp for the most recently completed fiscal year (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) prepared in accordance with generally accepted accounting standards by a licensed CPA selected by Bancorp in Bancorp's sole discretion within 120 days of the end of each fiscal year.

ARTICLE 4

THE SERVICER

    Section 4.01  Liability of Servicer; Indemnities.  (a)  The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer herein. Such obligations shall include the following:

       (i) The Servicer shall indemnify, defend and hold harmless the Originator (which shall include any of its directors, employees, officers and agents) against and from any and all costs, expenses, losses, damages, claims and liabilities, including fees and expenses of counsel and expenses of litigation, to the extent that such costs, expenses, losses, damages, claims, liabilities, fees or expenses arose out of, or were imposed upon the Originator in connection with or by reason of the failure by the Servicer to perform its duties under this Agreement or errors or omissions of the Servicer related to such duties including the making of any representations or warranties hereunder which are inaccurate in any material respect. The provisions of this section shall run directly to and be enforceable by an injured party subject to the limitations hereof, and the indemnification provided to the Originator pursuant to this Article 4 by the Servicer shall survive the payment in full of the Leases or the resignation or removal of the Servicer.

    (b) The Servicer shall pay any amounts owing pursuant to Section 4.01 hereof directly to the indemnified Person, and such amounts shall not be deposited in the Collection Account.

    (c) Indemnification under this Section 4.01 shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation reasonably incurred. If the Servicer has made any indemnity payments to the Originator pursuant to this Section 4.01 and such party thereafter collects any of such amounts from others, such party will promptly repay such amounts collected to the Servicer, without interest.

    Section 4.02  Merger, Consolidation, or Assumption of the Obligations of Servicer.  Any entity (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party or (iii) succeeding to the business of the Servicer, shall be the successor to the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and such entity in any of the foregoing cases shall execute an agreement of assumption, in a form reasonably satisfactory to the Originator, agreeing to perform every obligation of the Servicer hereunder.

    Section 4.03  Limitation on Liability of Servicer and Others.  Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Originator except for breach of any warranty or provision of this Agreement or as expressly provided herein, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any Person against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising. Except as expressly provided herein, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Serviced Estate in accordance with this Agreement and that in its opinion may involve it in any expense or liability.

    Section 4.04  Servicer Not to Resign.  Subject to the provisions of Section 4.02 hereof, the Servicer shall not resign from the obligations and duties hereby imposed on it as Servicer except upon consent of the Originator or a determination that the performance of its duties hereunder is no longer permissible under applicable law. No such resignation shall become effective until a successor Servicer reasonably acceptable to the Originator shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 5.02 hereof.

ARTICLE 5

SERVICING TERMINATION

    Section 5.01  Events of Default.  If either the Originator or Servicer shall in any material respect breach any representation, warranty, or condition, or fail to provide specific performance as required herein than the failing party shall be given written notice by the aggrieved party of such breach or failure and provided ten (10) business days to remedy or cure such breach or failure. If within ten (10) business days the breach or failure identified in the notice has not been cured to the satisfaction of the aggrieved party in accordance with the requirements of this Agreement, the aggrieved party shall have the option to terminate this Agreement in its entirely by giving thirty (30) days written notice to the failing party. Failure to provide such notice of termination within fifteen (15) business days of the date of the original notice of breach or failure shall be relied upon by the failing party that said breach or failure has been cured to the satisfaction of the aggrieved party

    Section 5.02  Waiver of Past Defaults.  The Originator may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly waived.

    Section 5.03  Effects of Termination of Servicer.  Upon termination of this Agreement as provided for herein, Servicer shall immediately, (a) remit to Originator any scheduled Lease payments or any other payments that it may receive pursuant to any Lease serviced under this Agreement, (b) return to Originator all documents under custodial control of Servicer pursuant to this Agreement, (c) execute any document necessary to effectuate the termination of this Agreement (d) provide Originator a final accounting of all sums received and applied pursuant to this Agreement.

ARTICLE 6

MISCELLANEOUS PROVISIONS

    Section 6.01  Amendment.  (a)  This Agreement may be amended from time to time by the Servicer and the Originator to cure any ambiguity herein. This Agreement may also be amended from time to time by the Servicer and the Originator with the written consent of the Originator and the Servicer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of either party.

    Section 6.02  Counterparts.  For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

    Section 6.03  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITH VENUE LAID IN SACRAMENTO COUNTY AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS OF ANY STATE.

    Section 6.04  Notices.  All demands, notices, instructions, directions and communications hereunder shall be in writing, personally delivered or mailed by overnight courier, and shall be deemed to have been duly given upon receipt (a) in the case of the Servicer, at Bancorp Financial Services, Inc.; 3 Parkcenter Drive; Sacramento, California 95825; Attention: President; telephone 916-641-2000; telecopy 916-641-2223, (b) in the case of the Originator, at EPI Leasing Company, Inc., c/o Feather River State Bank; 995 Tharp Road; Yuba City, CA 95993; Attention: Lorie Birch; telephone 530-674-4426; telecopy 530-674-4498. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given on the fifth Business Day following mailing, whether or not the Party receives such notice.

    Section 6.05  Severability of Provisions.  If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

    Section 6.06  Assignment.  Notwithstanding anything to the contrary contained herein, except as provided in Section 4.02 hereof, this Agreement may not be assigned by the Servicer except with prior written consent of the Originator.

    Section 6.07  Binding Effect.  This Agreement shall inure to the benefit of, and shall be binding upon the Servicer, the Originator and their respective successors and permitted assigns, subject,

however, to the limitations contained in this Agreement. This Agreement shall not inure to the benefit of any Person other than the Servicer and the Originator.

    Section 6.08  Survival of Agreement.  All covenants, agreements, representations and warranties made herein and in the other documents delivered pursuant hereto shall survive the pledge of the Serviced and shall continue in full force and effect until payment in full of the Leases and all amounts owing to the Originator hereunder.

    Section 6.09  Captions.  The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

    Section 6.10  Exhibits.  The exhibits to this Agreement are hereby incorporated herein and made a part hereof and are an integral part of this Agreement.

    Section 6.11  Calculations.  Except as otherwise provided in this Agreement all interest rate calculations under this Agreement, including those with respect to the Leases, will be made on the basis of a 360-day year and twelve 30-day months (i.e., each Interest Accrual Period shall be deemed to be the number of days between the Issuance Date to but not including the initial Payment Date) and will be carried out to at least seven decimal places.

    Section 6.12  Arbitration.  If a dispute arises under this contract, either party may demand arbitration by filing a written demand with the other party within 45 days after occurrence of the dispute.

  (a)
  The parties may agree on one arbitrator. If they cannot agree on one arbitrator, there shall be three: one named in writing by each of the parties within five days after demand for arbitration is given, and a third chosen by the two appointed. Should either party refuse or neglect to join in the appointment of the arbitrator(s) or to furnish the arbitrator(s) with any papers or information demanded, the arbitrator(s) may proceed ex parte.

  (b)
  A hearing on the matter to be arbitrated shall take place before the arbitrator(s) in the city of Sacramento, County of Sacramento, State of California, at the time and place selected by the arbitrator(s). The arbitrator(s) shall select the time and place promptly and shall give each party written notice of the time and place at least 30 days before the date selected. At the hearing, any relevant evidence may be presented by either party, and the formal rules of evidence applicable to judicial proceedings shall not govern. Evidence may be admitted or excluded in the sole discretion of the arbitrator(s). The arbitrator(s) shall hear and determine the matter and shall execute and acknowledge the award in writing and cause a copy of the writing to be delivered to each of the parties.

  (c)
  If there is only one arbitrator, his or her decision shall be binding and conclusive on the parties, and if there are three arbitrator(s), the decision of any two shall be binding and conclusive. The submission of a dispute to the arbitrator(s) and a rendering of a decision by the arbitrator(s) shall be a condition precedent to any right of legal action on the dispute. A judgment confirming the award may be given by any Superior Court having jurisdiction, or that Court may vacate, modify,or correct the award in accordance with the prevailing provision of the California Arbitration Act.

  (d)
  If three arbitrators are selected, but no two of the three are able to reach an agreement regarding the determination of the dispute, then the matter shall be decided by three new arbitrators who shall be appointed and shall proceed in the same manner, and the process shall be repeated until a decision is agreed on by two of the three arbitrators selected.

  (e)
  The costs of the arbitration shall be borne by the losing party or shall be borne in such proportions as the arbitrator(s) determine(s).

    Section 6.13  Attorneys' Fees.  If any legal action, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees from the other party. These fees, which may be set by the court in the same action or in a separate action brought for that purpose, are in addition to any other relief to which the prevailing party may be entitled. This provision applies to the entire Agreement.

    IN WITNESS WHEREOF, the Servicer and the Originator have caused this Agreement to be duly executed by their respective officers, all as of the day and year first above written.

BANCORP FINANCIAL SERVICES, INC. as Servicer
By:	Kevin D. Cochrane President
EPI LEASING COMPANY As Originator
By:
Name:
Title:

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SERVICING AGREEMENT
ARTICLE 1 DEFINITIONS
ARTICLE 2 REPRESENTATIONS, WARRANTIES AND COVENANTS
ARTICLE 3 ADMINISTRATION AND SERVICING OF LEASES
ARTICLE 4 THE SERVICER
ARTICLE 5 SERVICING TERMINATION
ARTICLE 6 MISCELLANEOUS PROVISIONS